UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2021

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

February 1, 2021 Transaction Price – Distribution Reinvestment Plan and Share Redemption Program

Per the terms of the distribution reinvestment plan of Hines Global Income Trust, Inc. (the “Company” or "Hines Global"), distributions issued to participants in the plan will be reinvested in additional shares of the class of the Company’s common stock to which such distributions relate at a price equal to the transaction price applicable to such class of common shares on the date the shares are issued. In addition, subject to the limitations of and restrictions on the Company’s share redemption program, and subject to funds being available as described in the program, shares redeemed under the Company’s share redemption program will be redeemed at a price equal to the transaction price applicable to such class of common shares at the time the shares are redeemed; provided, that, shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price (unless such 5% holding discount is waived under the limited circumstances described in the Company’s share redemption program).

Set forth below is the transaction price for each class of the Company’s common stock as of December 31, 2020, which is the transaction price (i) at which distributions declared for January 2021 will be reinvested as of the first business day of February 2021 and (ii) applicable to redemptions completed pursuant to the Company’s share redemption program as of January 31, 2021:

	Class T	Class S	Class D	Class I	Class AX	Class TX	Class IX	Class JX
Transaction Price (per share)	$10.12	$10.12	$10.12	$10.12	$10.12	$10.12	$10.12	$10.12

The transaction price for each of the Company's share classes is equal to such class’s net asset value ("NAV") per share as of December 31, 2020. The NAV per share as of December 31, 2020 is the same for each of the Company's share classes. A description of the calculation of the NAV per share is set forth below.

December 31, 2020 NAV Per Share

The Company's board of directors has appointed a valuation committee comprised of independent directors, which we refer to herein as the valuation committee, to be responsible for the oversight of the valuation process. The valuation committee has adopted a valuation policy, as approved by the Company's board of directors, and as amended from time to time, that contains a comprehensive set of methodologies to be used in connection with the calculation of the Company's NAV which is more fully described below. The Company's most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on the Company's website at https://www.hinessecurities.com/current-offerings/hgit/ and is also available on the Company's toll-free information line at (888) 220-6121. Please see the Company's valuation policy, incorporated by reference into this Current Report on Form 8-K as Exhibit 99.1, for a more detailed description of the Company’s valuation procedures, including important disclosure regarding interim real property valuations provided by Hines Global REIT II Advisors LP, the Company's advisor (the "Advisor") and reviewed by Altus Group U.S., Inc., or Altus, the independent valuation firm the Company has engaged to prepare appraisal reviews and carry out a review of the calculation of the NAV for the Company. All parties engaged by the Company in the calculation of its NAV, including its Advisor, are subject to the oversight of the Company's valuation committee. Generally, all of the Company's real properties are appraised once each calendar year by third party appraisal firms in accordance with the Company's valuation guidelines and such appraisals are reviewed by Altus. Altus reviewed the calculation of the new NAV per share of the Company's common stock as of December 31, 2020, as set forth below, and concurred with the calculation of the new NAV per share. Additionally, although not required by the Company’s valuation policy, the Company's valuation committee and the Company's board of directors have approved the NAV per share as of December 31, 2020, as calculated by the Company and the Advisor.

The table below sets forth the calculation of the Company's NAV per share of each class of shares of its common stock as of December 31, 2020 and November 30, 2020 (the NAV per share is the same for each class of shares of the Company's common stock):

	December 31, 2020		November 30, 2020
	Gross Amount	Per Share	Gross Amount	Per Share
	(in thousands)		(in thousands)
Real estate investments	$1,847,350	$17.80	$1,645,502	$16.06
Other assets	146,696	1.41	160,223	1.56
Debt and other liabilities	(943,779)	(9.09)	(799,629)	(7.80)
NAV	$1,050,267	$10.12	$1,006,096	$9.82
Shares outstanding	103,782		102,505
As previously disclosed, the Coronavirus (COVID-19) pandemic has had, and is expected to continue to have, an adverse impact on global commercial activity and has contributed to significant volatility in financial markets. While it is difficult to ascertain the long term impact it will have on commercial real estate markets and the Company's investments, it presents material uncertainty and risk with respect to the current and future performance and value of the Company's investments. Investments in real properties and real estate-related securities have been impacted by the pandemic and in some cases significantly. For example, the Company's portfolio has two retail properties that represent approximately 14% of its portfolio, based on the estimated value of its real estate investments as of December 31, 2020. Collections of rent at these properties declined precipitously in the early months of the pandemic. The Company granted rent relief to many of its retail tenants in the form of deferred rent or rent abatements, which reduced rental revenue by $2.3 million for the nine months ended September 30, 2020. While rent collections were adversely affected in the early months of the pandemic, consumer traffic at these properties has recovered to near pre-pandemic levels in recent months and rent collections have recovered to 93% of billed rent for the three months ended September 30, 2020.

Additionally, the Company agreed to refund May through August rents for over half of the students across its international student housing portfolio following the closing of nearby universities for the remainder of the 2019/2020 school year. These universities have announced a mixture of in-campus and on-line learning for the 2020/2021 school year with a delayed start.

Values of the Company's retail and student housing properties have also been adversely impacted by the pandemic. While it is difficult to predict the potential long-term impacts the pandemic may have on its business, the Company has invested in well leased, high-quality assets using modest leverage in markets positioned for value retention and resiliency and believes its globally diversified fund is well-situated to weather this challenge.

Hines Global’s consolidated balance sheet as of December 31, 2020 includes a liability of $26.3 million related to distribution and stockholder servicing fees payable to Hines Securities, Inc. (the "Dealer Manager") in future periods with respect to shares of its common stock. The NAV per share as of December 31, 2020 does not include any liability for distribution and stockholder servicing fees that may become payable after December 31, 2020, since these fees may not ultimately be paid in certain circumstances, including if Hines Global was liquidated or if there was a listing of its common stock.

The valuations of the Company's real properties as of December 31, 2020 were reviewed by Altus in accordance with the Company's valuation procedures. Certain key assumptions that were used in the discounted cash flow analysis, which were determined by the Advisor, and reviewed by Altus, are set forth in the following table based on weighted-averages by property type. However, the table below excludes assumptions related to properties acquired in the past 12 months since the acquisition cost of these properties will serve as their value for a period of up to one year following their acquisition, in accordance with our valuation policy.

	Office	Industrial	Retail	Residential/Living	Weighted-Average Basis
Capitalization rate	6.50%	5.52%	6.84%	5.35%	5.78%
Discount rate / internal rate of return (“IRR”)	7.51%	5.99%	7.30%	6.39%	6.50%
Average holding period (years)	7.0	10.0	10.0	10.0	9.7

A change in the rates used would impact the calculation of the value of the Company's real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of the Company's real properties:

Input	Hypothetical Change	Office	Industrial	Retail	Residential/Living	Weighted-Average Values
Capitalization rate (weighted-average)	0.25% decrease	3.25%	2.02%	2.31%	2.78%	2.44%
	0.25% increase	(3.01)%	(1.88)%	(2.15)%	(3.36)%	(2.53)%
Discount rate (weighted-average)	0.25% decrease	1.52%	2.64%	1.94%	1.60%	2.06%
	0.25% increase	(1.50)%	(2.53)%	(1.89)%	(2.39)%	(2.27)%

January 2021 Distributions

The Company's board of directors has authorized the Company to declare distributions for the month of January 2021. Distributions for each class of the Company’s common stock will be as follows (as rounded to the nearest three decimal places):

January 2021	Gross Distribution	Distribution and Stockholder Servicing Fee	Net Distribution
Class T Shares	$0.052	$0.008	$0.044
Class S Shares	$0.052	$0.008	$0.044
Class D Shares	$0.052	$0.002	$0.050
Class I Shares	$0.052	$—	$0.052
Class AX Shares	$0.052	$—	$0.052
Class TX Shares	$0.052	$0.008	$0.044
Class IX Shares	$0.052	$0.002	$0.050

The net distributions for each class of shares of the Company’s common stock (which represents the gross distributions less the distribution and stockholder servicing fee for each applicable class of shares of common stock) will be payable to stockholders of record as of the last business day of January 2021, and will be paid on the first business day of February 2021. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Distributions reinvested pursuant to the Company’s distribution reinvestment plan will be reinvested in shares of the same class of shares as the shares on which the distributions are being made.  Some or all of the cash distributions may be paid from sources other than cash flows from operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Valuation Policy and Procedures (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K on April 16, 2018, and incorporated by reference herein)
99.2	Consent of Independent Valuer, Altus Group U.S. Inc.

This Current Report on Form 8-K contains forward-looking statements (including, without limitation, statements concerning the NAV per share, assumptions made in determining the NAV per share, future payments of cash distributions, future reinvestments of cash distributions and future redemptions, and intentions, beliefs, expectations or projections relating to the timing and payment of distributions described herein) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, the Company’s ability to fund redemptions as requested, future economic, competitive and market conditions, future business decisions that may prove incorrect or inaccurate and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended

December 31, 2019, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. Stockholders are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

January 14, 2021	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer and Treasurer